Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2023 relating to the financial statements of Lung Therapeutics, Inc., appearing in the Current Report on Form 8-K/A of Aileron Therapeutics, Inc. filed on January 11, 2024.

/s/ Deloitte & Touche LLP

Morristown, NJ

May 1, 2024